As filed with the Securities and Exchange Commission on December 13, 2001

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             BKF CAPITAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                         36-0767530
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                          Identification No.)

                              --------------------

                              ONE ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 332-8400
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                              --------------------

            BKF CAPITAL GROUP, INC. 1998 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                              --------------------

                               NORRIS NISSIM, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             BKF CAPITAL GROUP, INC.
                              ONE ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 332-8400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                    COPY TO:
                              JOHN C. KENNEDY, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
           Title of Each Class of                  Amount to be        Proposed Maximum      Proposed Maximum        Amount of
         Securities to be Registered                Registered        Offering Price Per    Aggregate Offering     Registration
                                                                             Share                Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $1.00 per share(1)     2,000,000 shares(2)        $28.68 (3)         $57,360,000 (3)          $13,709
===================================================================================================================================

(1) Includes certain common share purchase rights (the "Rights") associated with shares of the common stock, par value $1.00 per share, of BKF Capital Group, Inc. (the "Common Stock"). Until the occurrence of certain prescribed events, none of which have occurred, the Rights are not exercisable, are evidenced by the certificate representing the Common Stock and will be transferred along with and only with the Common Stock.

(2) Represents additional shares of Common Stock reserved for issuance under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the Common Stock par value as reported on the New York Stock Exchange composite tape on December 6, 2001.

================================================================================

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, the registrant, BKF Capital Group, Inc. (the "Registrant"), is filing this registration statement with respect to the issuance of an additional 2,000,000 shares of its common stock, par value $1.00 per share (the "Common Stock"), along with the accompanying common share purchase rights, under its 1998 Incentive Compensation Plan (the "Plan"). On November 17, 2000, the Registrant filed a registration statement (the "Original Registration Statement") on Form S-8 (File No. 333-50132) with respect to the issuance of shares of Common Stock under the Plan. The contents of the Original Registration Statement are hereby incorporated in this registration statement by reference.





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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 13, 2001.

                                   BKF CAPITAL GROUP, INC.
                                   (Registrant)


                                   By:  /s/ John A. Levin
                                        ---------------------------------------
                                        John A. Levin
                                        Chairman, Chief Executive
                                        Officer and President

                                POWER OF ATTORNEY

         The officers and directors of BKF Capital Group, Inc. whose signatures appear below hereby constitute and appoint John A. Levin and Glenn A. Aigen, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 13, 2001 by the following persons in the capacities indicated.


         SIGNATURE                              TITLES
         ---------                              ------


/s/ John A. Levin                       Chairman, Chief Executive Officer and
-----------------------------           President and Director
        John A. Levin                   (Principal Executive Officer)


/s/ Glenn A. Aigen                      Senior Vice President and Chief
-----------------------------           Financial Officer (Principal Financial
        Glenn A. Aigen                  and Accounting Officer)


/s/ Anson M. Beard Jr.                  Director
-----------------------------
        Anson M. Beard, Jr.


/s/ J. Barton Goodwin                   Director
-----------------------------
        J. Barton Goodwin


/s/ David D. Grumhaus                   Director
-----------------------------
        David D. Grumhaus


/s/ Burton G. Malkiel                   Director
-----------------------------
        Burton G. Malkiel

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

         SIGNATURE                              TITLES
         ---------                              ------


/s/ Peter J. Solomon                    Director
-----------------------------
        Peter J. Solomon


/s/ Dean J. Takahashi                   Director
-----------------------------
        Dean J. Takahashi


/s/ James S. Tisch                      Director
-----------------------------
        James S. Tisch





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

                                INDEX TO EXHIBITS
                                -----------------


EXHIBITS
--------

4.1*              Restated Certificate of Incorporation of the Registrant.

4.2 By-laws of the Registrant (incorporated herein by reference to Exhibit 3(ii) to the Registrant's Form 10-Q filed with the Commission on November 14, 2001 (SEC file No. 1-10024)).

4.3 BKF Capital Group, Inc. 1998 Incentive Compensation Plan (incorporated herein by reference to Annex B to the Registrant's Schedule 14A filed with the Commission on April 24, 2001 (SEC file No. 1-10024).

4.4 Form of Stock Option Award Agreement (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 filed with the Commission on November 17, 2000 (Registration No. 333-30132)).

4.5 Form of Deferred Stock Award Agreement (incorporated herein by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 filed with the Commission on November 17, 2000 (Registration No. 333-50132)).

4.6 Rights Agreement, dated as of June 8, 2001, between the Registrant and Mellon Investor Services, LLC., as rights agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 11, 2001 (SEC file No. 1-10024).

5.1* Opinion of Norris Nissim, Esq., Vice President, General Counsel and Secretary of the Registrant, regarding the legality of the Common Stock being registered.

23.1*             Consent of Ernst & Young LLP.

23.2*             Consent of Norris Nissim (included in Exhibit 5.1).

24.1*             Power of Attorney (included on signature page).

------------------------
* Filed herewith.


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